Exhibit 10.35

EXCO HOLDING (PA), INC.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

March 24, 2011

BG US Production Company, LLC

5444 Westheimer, Suite 1200

Houston, Texas 77056

Attention: Jon Harris, Asset General Manager

EXCO Resources (PA), LLC

3000 Ericson Dr., Suite 200

Warrendale, Pennsylvania 15086

Attention: President and General Manager

RE:	Sixth Amendment to the Membership Interest Transfer Agreement (this “Sixth Amendment”)

Dear Sirs:

Reference is made in this Sixth Amendment to (a) that certain Membership Interest Transfer Agreement by and between EXCO Holding (PA), Inc. (“EXCO”) and BG US Production Company, LLC (“BG”), dated as of May 9, 2010 (as it may have been amended from time to time, the “MITA”) and (b) that certain Joint Development Agreement, by and between BG Production Company (PA), LLC (“BGPA”), BG Production Company (WV), LLC (“BGWV”), EXCO Production Company (PA), LLC (“EXCOPA”), EXCO Production Company (WV), LLC (“EXCOWV”), and EXCO Resources (PA), LLC (“Operator” and, together with the foregoing, the “JDA Parties”), dated as of June 1, 2010 (as it may have been amended from time to time, the “JDA”). Capitalized terms used in this Sixth Amendment but not otherwise defined in this letter agreement shall have the meaning given to such terms in the MITA.

BG delivered Title Defect Notices to EXCO on June 30, 2010, October 8, 2010, November 8, 2010, November 24, 2010, November 30, 2010 and December 1, 2010 (collectively, the “Notices”) that identified certain Title Defects which BG claimed affected the Assets (the “Alleged Title Defects”). On January 31, 2011, EXCO responded to the Notices and notified BG that (i) EXCO acknowledged that certain of the Alleged Title Defects did constitute Title Defects under the MITA, (ii) EXCO had already cured, was in the process of curing, several of the Alleged Title Defects, and (iii) EXCO did not believe that certain of the Alleged Title Defects constituted Title Defects under the MITA (the “Response”).

BG and EXCO subsequently discussed the Alleged Title Defects, the Notices and the Response and the Parties now desire to (A) commence the process of curing certain of the Alleged Title Defects, and (B) allow EXCO to substitute certain newly acquired Leases within designated areas for certain of the Assets associated with certain of the Alleged Title Defects provided that EXCO bears 100% of the lease acquisition costs associated with obtaining such new Leases.

In consideration of the mutual promises contained herein and in the MITA, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EXCO and BG hereby agree as follows:

1. Appendix I to the MITA shall be amended to replace in its entirety the definition of “Title Defect Remedy Date” with the following:

““Title Defect Remedy Date” shall mean on or before 5:00 p.m. (Central Time) on March 2, 2011.”

2. The Parties shall cause the Operator to continue to use reasonable efforts to cure the Alleged Title Defects associated with the Assets set forth on Schedule I attached hereto (such cure activities, the “Relevant Cure Activities”) as soon as reasonably practicable, and EXCO shall be responsible (on its own behalf and on behalf of the JDA Parties) for 100% of the costs of such Relevant Cure Activities. The Parties further agree that the Relevant Cure Activities will cease upon the Title Defect Remedy Date.

3. From and after the date of this Sixth Amendment, EXCO agrees to use its commercially reasonable efforts to acquire, on behalf of the JDA Parties, Leases including Deep Rights in the areas within Lycoming and Armstrong Counties, Pennsylvania identified on Schedule II attached (including such other areas as may be mutually agreed by BG and EXCO in writing) covering a total of 1,386 Net Acres (as hereinafter defined) (such new Leases having a minimum net revenue interest of 81.25%, the “Replacement Assets”). For the avoidance of doubt, the provisions of Article IX of the JDA will apply to the acquisition of the Replacement Assets, except that (a) EXCO shall be responsible for 100% of the costs associated with the acquisition of the Replacements Assets, including all brokers’ fees and expenses, and (b) if BG elects to accept the “Offered Interest” (as such term is defined in the JDA) associated with a Replacement Asset, no “Non-Acquiring Development Party” (as such term is defined in the JDA) or the Joint Development Operator shall be required to pay any consideration in exchange for the execution and delivery of the mutually agreed instruments of transfer by the “Selling Party” (as such term is defined in the JDA) or EXCO as the “Acquiring Development Party” (as such term is defined in the JDA), as applicable, transferring ownership of: (i) such Offered Interest to the applicable Non-Acquiring Development Party pursuant to Section 9.2(b) of the JDA, and (ii) the applicable interest in the Replacement Assets to the Joint Development Operator pursuant to Section 9.2(h) of the JDA. The term “Net Acres” shall mean, as computed separately with respect to each Lease, (a) the number of gross acres of Deep Rights in the lands covered by such Lease, multiplied by (b) the undivided percentage interest in oil, gas and other minerals in Deep Rights covered by such Lease in such lands, multiplied by (c) the JDA Parties’ aggregate Working Interest to be acquired in such Lease, provided that if items (b) and/or (c) vary as to different areas of such lands (including depths) covered by such Lease, a separate calculation shall be done for each such area as if it were a separate Lease.

4. EXCO agrees to use its commercially reasonable efforts to complete the acquisition of the Replacement Assets as soon as reasonably practicable, but in any event on or before 5:00 p.m. (Central Time) on September 26, 2011 (the “Completion Date”). To the extent EXCO has acquired less than 1,386 Net Acres of Replacement Assets on or before the

Completion Date, EXCO shall pay to BG an amount equal to (50%) * (1,386 – the number of Net Acres of Replacement Assets acquired on or before the Completion Date) * ($9,248).

*    *    *    *    *

Except as modified by this Sixth Amendment, the MITA remains in full force and effect. The terms of Sections 15.15 and 15.16 of the MITA are incorporated by reference as if set out in full herein. This Sixth Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

[Signature Page Follows]

If this Sixth Amendment correctly sets forth our understanding, please execute three copies of this Sixth Amendment, and return two originals to the undersigned at the address provided in the MITA.

Very truly yours,

EXCO HOLDING (PA), INC.

By:	/s/ William L. Boeing
Name:	William L. Boeing
Title:	Vice President And General Counsel

Agreed and accepted on March 24, 2011

BG US PRODUCTION COMPANY, LLC

By:	/s/ Elizabeth Spomer
Name:	Elizabeth Spomer
Title:	President

Agreed and accepted on March 24, 2011

EXCO RESOURCES (PA), LLC

By:	/s/ Joel S. Heiser
Name:	Joel S. Heiser
Title:	Vice President of Legal